Execution Copy

JOINT VENTURE AGREEMENT
by and between
Northsight Capital, Inc.
And
Tumbleweed Holdings, Inc.
Dated as of February 29, 2016

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (this “Agreement”), dated as of February29, 2016 (“Effective Date”), is by and between Northsight Capital, Inc., a Nevada Corporation (“NCAP”) having its principal place of business at 7740 East Evans Road., Scottsdale, AZ 85260, and Tumbleweed Holdings, Inc., a Utah Corporation (“TWH”) having its principal place of business at 720 Fifth Avenue, 10th Floor, New York, NY 10019.

RECITALS

A.

NCAP is the owner of the internet domain name www.jointlovers.com as well as a business plan with respect to a planned business involving an internet based dating website built around the URL, www.jointlovers.com (the “Website”);

B.

TWH and NCAP have agreed to form a joint venture company (the “Joint Venture Company”) for the purpose of building and operating the Website and related applications and ancillary businesses (the “Business”);

C.

NCAP has agreed to (i) contribute the URL www.jointlovers.com to the Joint Venture Company, in exchange for 60% of the equity of the Joint Venture Company and (ii) leverage its relationships, including with Adult Friend Finder, for the benefit of the Business, and TWH has agreed to provide the Joint Venture Company the funding necessary to develop the Website, estimated to cost up to $100,000, in exchange for 40% of the Joint Venture Company;

D.

TWH has also agreed to invest an aggregate of $150,000 in NCAP in exchange for convertible notes in the principal amount of $150,000, convertible into NCAP common stock at the conversion price of $.20 per share at the option of the noteholder;

E.

In connection with the transactions contemplated hereby, Each of TWH and NCAP have agreed to issue the other, in consideration of the management expertise provided to the Joint Venture Company, warrants to purchase that number of shares of common stock equal to 4.9% of their respective outstanding shares of common stock as of the Closing Date. The warrants will have a three year term and will have cashless exercise provisions. The warrants will have the following exercise prices: $.02 and $.08 per share for the warrants to purchase TWH and NCAP stock, respectively.

NOW, THEREFORE, in consideration of the mutual promises and representations and subject to the terms and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

DEFINITIONS

“Agreement” has the meaning set forth in the preamble. “Business” has the meaning set forth in the preamble.

“Closing Date” means the date of this Agreement, unless the parties agree otherwise.

“Governmental Authority” means any government or political subdivision or regulatory body, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision or regulatory authority, or any federal, state, local or foreign court or arbitrator.

“Indemnified Person” means any person entitled to be indemnified under Section 12.

“Indemnifying Person” means any person obligated to indemnify another person Under Section 12.

“Intellectual Property” or “IP” means any know-how, trade secrets, source codes, documentation, version management, and confidential and proprietary information related to the Business.

“Law” means any law, statute, code, ordinance, regulation or other requirement of any Governmental Authority.

“Lien” means any mortgage, lien, pledge, encumbrance, security interest, claim, charge, and/or defect in title or other restriction.

“NCAP” has the meaning set forth in the preamble.

“Net Revenues” shall be defined as any and all revenues of the Joint Venture Company, including but not limited to revenues derived from memberships, advertising, email lists, product sales, and data, less any additional amounts that the Parties determine to be necessary to meet the operating needs of the Business, but not less than ten (10%) percent of gross revenues.

“Operating Costs” shall be defined as hosting, servers, website maintenance, marketing, social media, advertising, customer service and support, audit and accounting, taxes, tax preparation, filings and general and administrative support.

“Order” means any order, judgment, injunction, award, decree, ruling, charge or writ of any Governmental Authority.

“Permit” means any permit, license, approval, consent, or authorization issued by a Governmental Authority.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust, or other entity.

“Proceeding” means any complaint, action, lawsuit, hearing, investigation, charge, audit, claim or demand.

“Third Party Action” means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

“TWH” has the meaning set forth in the preamble.

2.

FORMATION OF JOINT VENTURE COMPANY.

2.1

Promptly following the Closing Date, NCAP and TWH shall form the Joint Venture Company as a Delaware corporation, for the purpose of developing the Website and operating the Business. The name of the Joint Venture Company shall be determined by mutual agreement of the parties.

3.

CONTRIBUTIONS OF JOINT VENTURE PARTNERS

3.1

NCAP. Immediately following the formation of the Joint Venture Company, NCAP shall transfer all of the its right, title and interest in the URL www.jointlovers.com to the Joint Venture Company, in exchange for which, the Joint Venture Company shall issue NCAP 600 shares of common stock, which will represent sixty (60%) percent of the issued and outstanding common stock of the Joint Venture Company, after giving effect to the transactions contemplated hereby. Upon issuance of the shares of common stock to NCAP, all NCAP’s right, title and interest in and to the URL www.jointlovers.com shall, without further action on the part of NCAP, be vested in the Joint Venture Company free and clear of any and all Liens. The common stock issued hereunder will be subject to restriction on transfer as set forth in the by-laws of the Joint Venture Company.

3.2

TWH. TWH agrees to fund the development of the Website related to the URL www.jointlovers.com, which development is estimated to cost approximately $100,000, in exchange for which the Joint Venture Company will issue TWH an aggregate of 400 shares of common stock, which will represent forty (40%) percent of the issued and outstanding common stock of the Joint Venture Company, after giving effect to the transactions contemplated hereby. The Parties agree that TWH shall fund the initial $100,000 in web development costs in accordance with the following schedule:

1.

$30,000 shall be paid on the date of formation of the Joint Venture Company, in consideration of which the Joint Venture Company shall, promptly following receipt of such funds, issue and deliver to TWH one hundred twenty (120) shares of common stock (out of the aggregate 400 shares).

2.

$35,000 shall be paid thirty (30) days after the Closing Date, in consideration of which the Joint Venture Company shall, promptly following receipt of such funds, issue and deliver to the TWH one hundred forty (140) shares of common stock (out of the aggregate 400 shares).

3.

Up to $35,000 of the initial $100,000 shall be paid sixty (60) days after the Closing Date, in consideration of which the Joint Venture Company shall, promptly following receipt of such funds, issue and deliver to TWH one hundred forty (140) shares of common stock (out of the aggregate 400 shares).

Any additional funds, beyond the $100,000, which are required for the development of the Website shall be paid upon ten (10) days written notice from the Joint Venture Company, which notice shall summarize the work completed to date, the work which remains to be done, and the estimated timetable for and cost of completion. Any additional funds, which are required for the operation of the Business, shall be contributed by the Parties upon ten (10) days written notice from the Joint Venture Company, which notice shall summarize the proposed use of funds and such other information as either of the Parties may reasonably request. Any such additional funds shall be contributed as follows: sixty (60%) percent by NCAP and forty (40%) percent by TWH. The Joint Venture Company shall not issue additional shares without the vote of 2/3 of the shareholders.

No additional common stock will be issued to either Party for web development costs paid for in excess of $100,000. Any such funds shall be treated as additional paid in capital for the equity interest of each Party in the Joint Venture Company. The common stock issued hereunder will be subject to restriction on transfer as set forth in the by-laws of the Joint Venture Company.

3.3

Delivery by NCAP. NCAP shall immediately following the formation of the Joint Venture Company deliver to the Joint Venture Company the Bill of Sale attached hereto as Exhibit A, which TWH will also execute, in order to convey the URL, www.jointlovers.com to the Joint Venture Company.

4.

GOVERNANCE OF JOINT VENTURE COMPANY

4.1

Board of Directors. The Board of Directors shall initially be comprised of three persons, one designated by NCAP, one designated by TWH, and one designated by mutual agreement of NCAP and TWH.

4.2

Officers. The officers of the Joint Venture Company shall be the persons from time to time designated by mutual agreement of NCAP and TWH, with the initial officers being as follows:

President: John Hollister Treasurer: Chris Kohler

Secretary: TBD by mutual agreement

The Parties shall each cause their designated directors to vote for each of the initial officers named above.

4.3

The Joint Venture Company shall within ten (10) days of the date hereof provide an initial budget, and thereafter shall provide such annual and interim budgets, as are requested by the Parties (collectively, the “Budgets”).

4.4

Major Decisions. No Major Decisions (as defined below) shall be taken unless such Major Decisions are first approved by the Parties or their Board Designees. For purposes of this Agreement, Major Decisions means the following: (i) Any equity financing of the Joint Venture Company; (ii) Amending its Articles of Incorporation or Bylaws; (iii) Changing the size of the Board of Directors; (iv) granting any encumbrance, lien, pledge or security interest in the assets of the Joint Venture Company; (v) borrowing of money in excess of $25,000; (vi) lending or granting any credit or making any advance to any person otherwise than in the ordinary course of business of the Joint Venture Company; (vii) removing any director appointed by the Parties (other than for cause); (viii) holding any meeting of the shareholders, unless each of the Parties is present, whether in person or by proxy; (ix) making any payment (by check, wire transfer or otherwise) in excess of $10,000 to any person; or (x) appointing or dismissing any Officer of the Joint Venture Company.

5.

PRIVATE OFFERING OF NCAP CONVERTIBLE NOTES

5.1

TWH Participation. NCAP is currently undertaking an offering of convertible notes (‘Notes”) in the aggregate amount of up to $500,000, with no minimum amount. The notes shall have a one year term, shall bear interest equal to fifty (50%) percent of the face amount over the term thereof, be unsecured, and convertible, at the option of the note holder, into NCAP common stock at a conversion price of $.20 per share. TWH agrees to purchase an aggregate $150,000 in principal amount of Notes, at face value, as follows:

1.

$50,000 will be purchased on the Closing Date;

2.

$50,000 will be purchased thirty (30) days after the Closing Date; and

3.

$50,000 will be purchased sixty (60) days after the Closing Date.

6.

DISTRIBUTION OF NET REVENUES

6.1

Distribution of Net Revenues. The Joint Venture Company shall make distributions of Net Revenues monthly in arrears in accordance with the following provisions. Any distributions shall be made within thirty (30) days of month’s end.

6.2

Distributions prior to repayment of principal under Notes. Prior to repayment of the principal of the Notes, Net Revenues shall be distributed as follows:

1.

twenty five (25%) percent shall be distributed to NCAP;

2.

twenty five (25%) percent shall be distributed to TWH; and

3.

after payment of Operating Costs, the balance shall be deposited in a separate account, a sinking fund, to repay the principal amount of the Notes, until the reserve is equal to the principal amount of the Notes. To the extent that Notes are converted into common stock of NCAP, the amount of the reserve shall be decreased so that at no time shall the amount of the reserve exceed the amount of principal outstanding under the Notes. Any funds released from the sinking fund, shall be distributed in accordance with this Section 6.

6.3

Distributions subsequent to repayment of principal under Notes. Subsequent to repayment of the principal amount of the Notes, Net Revenues shall be distributed as follows:

1.

forty-five (45%) percent shall be distributed to NCAP;

2.

thirty (30%) percent shall be distributed to TWH; and

3.

after payment of Operating Costs, the balance shall be distributed to the note holders pro rata (based on the original face value of the respective Note, in relation to the total face value of all notes in the series) until an amount equal to fifty (50%) percent of the face value of the respective Note has been paid to each Note holder.

6.4

Distributions subsequent to repayment of Note principal/interest. Subsequent to repayment of the principal amount of the Notes and the additional payments specified in Section 6.3(3) above, Net Revenues, after payment of Operating Costs, shall be distributed as follows:

1.

sixty (60%) percent to NCAP; and

2.

forty (40%) percent to TWH.

7.

MUTUAL RIGHT OF PARTICIPATION

7.1

Each party agrees that the other party shall have a right of first refusal to invest in any offering of its securities, the proceeds of which are specifically earmarked for acquiring or launching internet properties after the Closing Date, on the terms and conditions specified by the offering party. Each party agrees to notify the other party in writing if it intends to raise capital for the specific purpose of acquiring or launching a new internet property, which notice shall include a description of the internet property and the terms and conditions of the securities offering. If the recipient of the first refusal notice does not agree within five (5) business days to invest in the proposed offering of securities, then the other party may proceed with the subject offering on substantially similar terms as were offered to the other party, without further obligation to the other party.

8.

WARRANT EXCHANGE

8.1

NCAP Warrant issuance. In connection with the transactions contemplated hereby, NCAP shall issue to TWH, for no additional consideration, warrants to purchase that number of shares of common stock equal to 4.9% of NCAP’s outstanding shares of common stock as of the Closing Date. The warrants will have a three year term and will have cashless exercise provisions. The warrants will have an exercise price of $.08 per share. NCAP agrees to provide TWH with Piggyback Registration Rights in the event that NCAP should file a registration statement under the Securities Act of 1933. NCAP shall bear all registration expenses of such registration, other than underwriting discounts and commissions and any legal fees incurred by TWH. The warrants shall not be transferred without the written consent of NCAP, which consent shall not be unreasonably conditioned, withheld or delayed.

8.2

TWH Warrant issuance. In connection with the transactions contemplated hereby, TWH shall issue to NCAP, for no additional consideration, warrants to purchase that number of shares of common stock equal to 4.9% of TWH’s outstanding shares of common stock as of the Closing Date. The warrants will have a three year term and will have cashless exercise provisions. The warrants will have an exercise price of $.02 per share. TWH agrees to provide NCAP with Piggyback Registration Rights in the event that TWH should file a registration statement under the Securities Act of 1933. TWC shall bear all registration expenses of such registration, other than underwriting discounts and commissions and any legal fees incurred by NCAP. The warrants shall not be transferred without the written consent of TWH, which consent shall not be unreasonably conditioned, withheld or delayed.

9.

REPRESENTATIONS AND WARRANTIES OF TWH

TWH hereby represents and warrants to NCAP as follows:

9.1

Existence and Good Standing. TWH is a Utah corporation, duly formed, validly existing and in good standing under the laws of the state of Utah.

9.2

Execution, Delivery and Performance of Agreement. TWH has the power and authority to execute, deliver and perform fully its obligations under this Agreement.

9.3

Enforceability. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of TWH and constitute the valid and legally binding obligations of TWH enforceable against it in accordance with its terms.

9.4

No Conflict. Neither the execution of this Agreement, nor the performance by TWH of its obligations hereunder will violate or conflict with TWH entry into or performance under this Agreement or TWH organizational documents, or any applicable Law or Order.

9.5

Consents. No consent of any third party or Governmental Authority is required in connection with the execution and delivery by TWH of this Agreement and/or the consummation of the transactions contemplated hereby.

10.

REPRESENTATIONS AND WARRANTIES OF NCAP

NCAP hereby represents and warrants to TWH as follows:

10.1

Existence and Good Standing. NCAP is a Nevada Corporation, duly formed, validly existing and in good standing under the laws of the state of Nevada.

10.2

Execution, Delivery and Performance of Agreement. NCAP has the power and authority to execute, deliver and perform fully its obligations under this Agreement.

10.3

Enforceability. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of NCAP and constitute the valid and legally binding obligations of NCAP enforceable against it in accordance with its terms.

10.4

No Conflict. Neither the execution of this Agreement, nor the performance by NCAP of its obligations hereunder will violate or conflict with NCAP entry into or performance under this Agreement or NCAP organizational documents, or any applicable Law or Order.

10.5

Consents. No consent of any third party or Governmental Authority is required in connection with the execution and delivery by NCAP of this Agreement and/or the consummation of the transactions contemplated hereby.

10.6

Title to URL. NCAP has good and marketable title to the URL www.jointlovers.com, free and clear of any and all Liens.

11.

COVENANTS AND AGREEMENTS

11.1

Further Assurances. After the date hereof, at the reasonable request of the other party, TWH and NCAP shall execute and deliver or cause to be executed and delivered to the other party such bills of sale (or other instruments) as required by this Agreement, in order to implement the transactions contemplated by this Agreement.

11.2

No other warranties; limitation of liability. Neither party makes any representations nor warranties, express, implied, or otherwise, except for the representations and warranties set forth in this agreement.

12.

INDEMNIFICATION

12.1

Survival; Right to Indemnification Not Affected By Knowledge or Materiality.

(a)

All representations, warranties, covenants, and obligations in this Agreement, will survive the execution of this Agreement.

(b)

The right of the Indemnified Party to indemnification for losses or other remedy based on breach of the representations, warranties, and/or covenants set forth in this Agreement will not be affected by the closing of the transaction contemplated by this Agreement, or any information of which the Indemnified Party may have imputed or constructive knowledge prior to the Closing Date, provided that the rights and remedies of the Indemnified Party in respect of any of the foregoing shall not extend to any event or matter which otherwise might have affected such rights and remedies as provided in any specific written waiver or release by the Indemnified Party.

(c)

For the purpose of determining whether there is a claim for losses under this Section and calculation of the amount of such losses, any qualification of any representation or warranty by reference to the materiality of matters stated therein, and any limitations of such representations as being to the knowledge of any person, or words to similar effect, shall be disregarded.

12.2

Indemnification

Subject to the limitations in Section 12.3 below, and in consideration of the agreements contained herein, each party shall defend, indemnify and hold the other party harmless from and against any losses, liabilities or expenses, including reasonable attorney’s fees, directly incurred by it resulting from any Third Party Action that is instituted against it, resulting from or arising out of any breach of any of the representations or warranties made by such party to the other party in or pursuant to this Agreement.

12.3

Limitations on Indemnification

The right to indemnification under Section 12.2 is subject to the following limitations:

(a)

Neither party shall have any liability under Section 12.2 unless the other party gives prompt written notice to the Indemnifying Party asserting a claim for losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of a period of three (3) years after the date hereof for all claims of any type or nature whatsoever.

12.4

Defense of Third Party Actions.

(a)

Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give prompt written notice to the potential Indemnifying Person of such action.

(b)

Upon receipt of a written notice of a Third Party Action, the Indemnifying Person shall control the defense and settlement of such Third Party Action. The Indemnified Person shall render all assistance as shall be reasonable and shall have the right to participate in and appoint its own counsel (at its own cost) and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnifying Person.

(c)

Each Indemnifying Person hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on them with respect to such a claim anywhere in the world.

12.5

Payment of Indemnification.

Subject to Section 12 above, claims for indemnification under this Section shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after receipt of written notice thereof given by the Indemnified Person in writing.

13.

REMEDIES

13.1

Survival. The provisions contained in Sections 12, 13, 14.1, 14.2, 14.3, 14.8 and 14.9 shall survive any termination of this Agreement.

14.

MISCELLANEOUS

14.1

Confidentiality. Each party will keep confidential, not disclose and not use for its own benefit (and will cause its subsidiaries, employees, officers and directors to keep confidential, not disclose, and not use for their own benefit) any information, whether written, oral or in electronic format and whether or not identified as “confidential” at the time of its disclosure, obtained with respect to the other party or its subsidiaries, employees, officers and directors as a result of the transaction contemplated hereby or either party’s due diligence process in connection herewith (“Confidential Information”). The obligation set forth in the preceding sentence will not apply to Confidential Information which (i) is in the public domain on the date hereof, (ii) enters the public domain after the date hereof (other than by reason of the breach of any confidentiality obligation), (iii) was known to the receiving party prior to receipt from the disclosing party, (iv) is independently developed by the receiving party after the date hereof, (v) is disclosed to the receiving party by a third party not in violation of the proprietary or other rights of the other party or (vi) is disclosed pursuant to a requirement of law or judicial process.

14.2

Expenses. Each of the parties hereto shall bear its respective expenses incurred or to be incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except that TWH shall reimburse NCAP in an amount equal to 50% of the legal fees incurred in connection with (i) drafting this Agreement, (ii) forming and authorizing the Joint Venture Company to transact business as a foreign corporation, if required and (iii) Regulation D compliance in connection with the Joint Venture Company’s sale of securities to NCAP and TWH. Any additional costs such as SEC filing fees, etc. with respect to either NCAP or TWH shall be borne by the respective Parties.

14.3

No Assignment. The rights and obligations of the parties hereunder may not be assigned without the prior written consent of the other party hereto.

14.4

Headings. The headings contained in this Agreement are included for purposes of convenience only, and will not affect the meaning or interpretation of this Agreement.

14.5

Integration, Modification and Waiver. This Agreement, together with the other documents contemplated hereby, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, understandings, communications, whether written or verbal between the parties in relation thereto. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by each of the parties’ duly authorized representatives hereto. No waiver of any of the provisions of this Agreement will be deemed to be or will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver. The recitals shall form part of this Agreement.

14.6

Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” means including without limitation. Any reference to the singular in this Agreement also includes the plural and vice versa.

14.7

Severability. If any provision of this Agreement or the application of any provision hereof to any party or circumstance is, to any extent, adjudged invalid or unenforceable by a court of competent jurisdiction, the application of the remainder of such provision to such party or circumstance, the application of such provision to other parties or circumstances, and the application of the remainder of this Agreement will not be affected thereby.

14.8

Notices. All notices and other communications required or permitted hereunder must be in writing and will be deemed to have been duly given when delivered in person, or when dispatched by electronic mail or facsimile transmission (provided there is confirmation of such facsimile transmission), or the next business day after having been dispatched by an internationally recognized courier service to the appropriate party at the address specified below:

If to TWH:

Tumbleweed Holdings, Inc. 720 Fifth Avenue, 10th Floor New York, NY 10019

Attn: Gary Herman, CEO

If to NCAP:

Northsight Capital, Inc. 7740 East Evans Rd.

Scottsdale, AZ 85260 Attn: John Hollister, CEO

Any party hereto may change its address or facsimile number for the purposes of this Section 14.8 by giving notice as provided herein.

14.9

Governing Law. This Agreement is to be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.

14.10

Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by fax or electronic transmission is sufficient to bind the parties to the terms and conditions of this Agreement.

14.11

Press Releases. Upon execution of this Agreement the Parties agree to issue a joint press release.

14.12

Financial Statements. The Parties agree to cause the Joint Venture Company to issue such financial statements on an annual or quarterly basis and as required for each to fulfill their respective SEC and other regulatory reporting obligations.

14.13

Come Along/Take Along Rights. Subject to the terms and conditions of this Agreement, if at any time NCAP determines to sell or exchange its equity interest in the Joint Venture Company in a bona fide arm’s length transaction to an unaffiliated third party, then, NCAP shall have the right to require TWH and TWH shall be so obligated, to sell the same percentage of its equity interest in the Joint Venture Company to the proposed transferee at the same price and on the same terms and conditions. NCAP shall give TWH at least thirty (30) days’ prior written notice of the required sale stating the sale price and terms of sale.

Subject to the terms and conditions of this Agreement, if at any time either Party determines to sell or exchange its equity position in the Joint Venture Company in a bona fide arm’s length transaction to an unaffiliated third party, then as a condition to any such sale, such Party shall secure for the other party an offer from the proposed transferee for the purchase of the same percentage of its equity interest at the same price and on the same terms and conditions as offered to such Party. Such Party shall give the other Party at least thirty (30) days’ prior written notice of its proposed sale to the proposed transferee, which notice shall delineate the proposed sale price and terms of sale. If the other Party wishes to sell, it shall notify the other Party of its intention to sell within thirty (30) days of its receipt of the notice. No sales shall be made to the proposed transferee at a price and on terms and conditions different than those set forth in the Notice without providing a new Notice prior to the consummation of the sale or exchange.

14.14

Financial Controls. The Parties agree that any expenditure in excess of $2,500 shall require the approval of Gary Herman, CEO of TWH.

14.15

NCAP Secured Note. The Parties agree that Kae Yong Park and her spouse, Howard R. Baer (collectively, the “Secured Holder”) shall agree to confirm in writing that they will not exercise their rights as a Secured Holder against NCAP until such time as the principal and interest of the Notes is paid in full or such Notes are converted into NCAP Common stock.

14.16

Use of Note Proceeds. NCAP agrees that it will not use any proceeds of the Notes to repay any NCAP notes payable or pay any NCAP accrued salaries. Except for the aforementioned, such proceeds will be used for funding general working capital requirements of NCAP’s ongoing business operations.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Northsight Capital, Inc. By: /S/ John Hollister Name: John Hollister Title: CEO
Tumbleweed Holdings, Inc. By: /s/ Gary Herman Name: Gary Herman Title: CEO

EXHIBIT A

BILL OF SALE

This Bill of Sale dated as of February 29, 2016 is made by Northsight Capital, Inc. (“NCAP”), Nevada Corporation. All capitalized words and terms used in this Bill of Sale and not defined herein shall have the respective meanings ascribed to them in the Joint Venture Agreement dated February 29, 2016 between NCAP and Tumbleweed Holdings, Inc. (the “Agreement”).

WHEREAS, pursuant to the Agreement, NCAP has agreed to transfer, convey, and assign to the Joint Venture Company the URL www.jointlovers.com;

NOW, THEREFORE for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

1.

NCAP hereby sells, transfers, conveys, and assigns to the Joint Venture Company the URL www.jointlovers.com.

2.

This sale, transfer, conveyance and assignment has been executed and delivered by NCAP in accordance with the Agreement.

3.

NCAP, by its execution of this Bill of Sale, and TWH, by its acknowledgment of this Bill of Sale, each hereby acknowledges and agrees that neither the representations and warranties nor the rights and remedies of any party under the Agreement shall be deemed to be enlarged, modified or altered in any way by this instrument.

IN WITNESS WHEREOF, NCAP and TWH have caused this instrument to be duly executed as of and on the date first above written.

Northsight Capital, Inc.

By: S/John Venners/

Name: John Venners

Title: EVP Operations

ACCEPTED:

Tumbleweed Holdings, Inc.

By: S/Gary Herman/

 Name: Gary Herman

Title: CEO